UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2016

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2016, SBA Communications Corporation (“SBA”) entered into a Purchase Agreement (the “Purchase Agreement”) under which SBA agreed to sell $1.1 billion aggregate principal amount of its 4.875% senior notes due 2024 (the “Notes”) to Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein. SBA expects the closing of the Notes to occur on August 15, 2016. The Notes will have an interest coupon of 4.875% and will be issued at a price of 99.178% of their face value for an effective yield of 5.0%. SBA intends to use the net proceeds from the offering and cash on hand to redeem $800 million, the aggregate principal amount outstanding, of SBA Telecommunications, LLC’s 5.75% senior notes due 2020 (the “5.75% Notes”) and $250 million of SBA’s 5.625% senior notes due 2019 (the “5.625% Notes”) and pay the associated call premiums.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The description above is qualified in its entirety by the Purchase Agreement which is being filed with this Form 8-K.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with SBA and its affiliates. In addition, certain of the initial purchasers or their affiliates serve in various roles under SBA’s Senior Credit Agreement. In addition, affiliates of certain of the initial purchasers are lenders under SBA’s Senior Credit Agreement. Certain of the initial purchasers or their affiliates may hold a portion of the 5.75% Notes and/or the 5.625% Notes from time to time and, accordingly, may receive a portion of the net proceeds from this offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.

On August 1, 2016, SBA issued a press release announcing its intention to offer $800 million aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.1.

On August 2, 2016, SBA issued a press release announcing the upsizing of its previously announced offering of $800 million aggregate principal amount of Notes to $1.1 billion aggregate principal amount of Notes and the pricing of its $1.1 billion aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.14	Purchase Agreement, dated August 1, 2016, between SBA Communications Corporation and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers listed on Schedule 1 thereto.

99.1	Press release issued by SBA Communications Corporation on August 1, 2016.

99.2	Press release issued by SBA Communications Corporation on August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: August 2, 2016